Exhibit 99.2












INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders Breg, Inc.

We have audited the accompanying consolidated balance sheets of Breg, Inc. and subsidiary as of December 30, 2003 and December 31, 2002 and the related consolidated statements of income, shareholders' equity, and cash flows for the period from January 1, 2003 to December 30, 2003 and for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Breg, Inc. and subsidiary at December 30, 2003 and December 31, 2002 and the results of their operations and their cash flows for the period from January 1, 2003 to December 30, 2003 and for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

As described in Note 14, the Company was sold at the close of business on December 30, 2003.


/s/ DELOITTE & TOUCHE LLP

San Diego, California
February 18, 2004

BREG, INC.

CONSOLIDATED BALANCE SHEETS
AT DECEMBER 30, 2003 AND DECEMBER 31, 2002

(U.S. Dollars, in thousands except share data)                                         2003                2002
                                                                                 -----------------  ------------------

Assets
Current assets:
   Cash .................................................................                 $1,223                $13
   Accounts receivable, net of allowance for returns and doubtful accounts
   of $424 in 2003 and $411 in 2002......................................                  9,080              7,337
   Notes receivable from related parties.................................                  8,129                 26
   Income taxes receivable...............................................                  2,464                144
   Inventories...........................................................                  4,639              3,816
   Deferred tax assets...................................................                    910                842
   Prepaid expenses and other current assets.............................                    926                845
                                                                                 -----------------  ------------------
     Total current assets................................................                 27,371             13,023
Property and equipment, net..............................................                  4,066              4,176
Intangible assets, net...................................................                    371                338
Notes receivable from related parties, net of current portion............                  3,390              3,394
Deferred tax assets .....................................................                    321                188
Other assets ............................................................                    199                272
                                                                                 -----------------  ------------------
     Total assets........................................................                $35,718            $21,391
                                                                                 =================  ==================

Liabilities and shareholders' equity
Current liabilities:
   Accounts payable......................................................                 $1,966             $2,173
   Accrued salaries and related costs....................................                  3,940              1,785
   Accrued expenses......................................................                  2,326              2,289
   Current portion of notes payable to shareholders......................                    766                467
                                                                                 -----------------  ------------------
     Total current liabilities...........................................                  8,998              6,714
Line of credit...........................................................                  8,800              6,900
Notes payable to shareholders, net of current portion....................                    300                515
Deferred rent............................................................                    134                200
                                                                                 -----------------  ------------------
    Total liabilities....................................................                 18,232             14,329
                                                                                 -----------------  ------------------

Commitments and contingencies (Notes 8)
Shareholders' equity
   Common stock, no par value, - 4,000,000 shares authorized, 2,692,414 and
      2,416,200 shares issued and outstanding in 2003 and 2002, respectively              10,869              3,817
   Retained earnings.....................................................                 24,874             18,804
   Treasury stock - at cost, 959,978 shares in 2003 and
     1,236,192 shares in 2002............................................                (18,257)           (15,559)
                                                                                 -----------------  ------------------
Total shareholders' equity...............................................                 17,486              7,062
                                                                                 -----------------  ------------------
Total liabilities and shareholders' equity...............................                $35,718            $21,391
                                                                                 =================  ==================

See notes to consolidated financial statements.

BREG, INC.

CONSOLIDATED STATEMENTS OF INCOME
FOR THE PERIOD FROM JANUARY 1, 2003 TO DECEMBER 30, 2003 AND
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

(U.S. Dollars, in thousands)                                                2003          2002          2001
                                                                        ------------- ------------- -------------

Net sales......................................................              $61,907       $54,788       $46,312
Cost of sales..................................................               21,853        19,455        17,851
                                                                        ------------- ------------- -------------
Gross profit...................................................               40,054        35,333        28,461
Operating expenses
    Selling and marketing......................................               18,274        16,451        14,073
    Research and development...................................                3,112         2,565         1,964
    General and administrative..................................               6,932         4,648         4,027
                                                                        ------------- ------------- -------------
     Total operating expenses                                                 28,318        23,664        20,064
                                                                        ------------- ------------- -------------
Income from operations ........................................               11,736        11,669         8,397
                                                                        ------------- ------------- -------------
Other income (expense)
    Interest income............................................                  136           135            94
    Interest expense ..........................................                 (293)         (673)       (1,098)
    Other expense, net.........................................                  (11)          (34)           (2)
                                                                        ------------- ------------- -------------
     Total other expense, net..................................                 (168)         (572)       (1,006)
                                                                        ------------- ------------- -------------
Income before income taxes.....................................               11,568        11,097         7,391
Income tax expense.............................................                5,498         4,388         2,819
                                                                        ------------- ------------- -------------
Net income ....................................................               $6,070        $6,709        $4,572
                                                                        ============= ============= =============


See notes to consolidated financial statements.

BREG, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM JANUARY 1, 2003 TO DECEMBER 30, 2003 AND
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                       Common Stock
                                               -----------------------------

(U.S. Dollars, in thousands, except             Number of                         Retained           Treasury
share data)                                       Shares              Amount      Earnings             Stock            Total
                                               ------------        ----------- --------------      ------------     -------------

Balance - January 1, 2001 .........              2,428,064         $    2,298  $       7,530       $   (11,498)     $     (1,670)

Repurchase of common stock.........                (85,440)                 -              -            (2,438)           (2,438)
Exercise of options to purchase
common stock.......................                 62,480                  2              -               155               157
Income tax benefit from stock options                    -
exercised..........................                                       304              -                 -               304
Compensation expense for stock                           -
options granted....................                                       303              -                 -               303
Net income.........................                      -                  -          4,572                 -             4,572
                                               ------------        ----------- --------------      ------------     -------------
Balance - December 31, 2001........              2,405,104              2,907         12,102           (13,781)            1,228

Repurchase of common stock.........                (51,536)                 -              -            (1,942)           (1,942)
Exercise of options to purchase
common stock.......................                 62,632                  -             (7)              164               157
Income tax benefit from stock options                    -
exercised..........................                                       831              -                 -               831
Compensation expense for stock                           -
options granted....................                                        79              -                 -                79
Net income.........................                      -                  -          6,709                 -             6,709
                                               ------------        ----------- --------------      ------------     -------------
Balance - December 31, 2002........              2,416,200              3,817         18,804           (15,559)            7,062

Repurchase of common stock.........               (138,368)                 -              -            (6,127)           (6,127)
Exercise of options to purchase
common stock.......................                414,582                  -              -             3,429             3,429
Income tax benefit from stock options                    -
exercised..........................                                     7,052              -                 -             7,052
Net income.........................                      -                  -          6,070                 -             6,070
                                               ------------        ----------- --------------      ------------     -------------
Balance - December 30, 2003........              2,692,414          $  10,869    $    24,874     $     (18,257)    $      17,486
                                               ------------        ----------- --------------      ------------     -------------

See notes to consolidated financial statements.

BREG, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2003 TO DECEMBER 30, 2003 AND
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

(U.S. Dollars, in thousands)                                                  2003         2002          2001
Net cash provided by operating activities............................     -----------  -----------  -----------
Cash flows from operating activities:
Net income ..........................................................          $6,070       $6,709       $4,572
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization....................................           1,652        1,395        1,327
    Loss on disposal of assets.......................................               7           32            5
    Impairment of long-lived assets..................................              16           --           --
    Deferred income taxes............................................            (202)        (243)        (277)
    Compensation expense for stock options granted to non-employees..              --           79          303
    Tax benefit on non-qualified stock options.......................           7,052          831          304
Changes in assets and liabilities:
    Accounts receivable, net.........................................          (1,742)      (1,294)        (264)
    Inventories......................................................            (823)        (796)         941
    Prepaid expenses and other current assets........................             (82)          16         (234)
    Other assets.....................................................              73          (63)         (34)
    Accounts payable.................................................            (206)         153         (166)
    Accrued expense, salaries and related costs......................           2,191          561          901
    Income taxes receivable..........................................          (2,319)        (357)         344
    Deferred rent....................................................             (67)         (49)           5
                                                                           -----------  -----------  -----------
Net cash provided by operating activities............................          11,620        6,974        7,727

Cash flows from investing activities:
    Purchases of property and equipment..............................          (1,519)      (1,619)      (1,670)
    Proceeds from sale of equipment..................................              --            3          180
    Notes receivable from related parties............................          (8,099)      (1,282)      (1,805)
    Expenditures for patents and trademarks..........................            (79)          (70)         (86)
                                                                          -----------  -----------  -----------
Net cash used for investing activities...............................         (9,697)      (2,968)      (3,381)
                                                                          -----------  -----------  -----------
Cash flows from financing activities:
    Net borrowing (payments) under line of credit....................          1,900        (1,400)         400
    Payments on notes payable to shareholders and capital leases.....           (515)         (904)      (4,345)
    Repurchase of common stock.......................................         (5,527)       (1,851)        (566)
    Net proceeds from issuance of common stock.......................          3,429           157          157
                                                                          -----------  -----------  -----------
Net cash used for financing activities...............................           (713)       (3,998)      (4,354)
                                                                          -----------  -----------  -----------
Net increase (decrease) in cash .....................................          1,210             8           (8)
Cash, beginning of period............................................             13             5           13
                                                                          -----------  -----------  -----------
Cash, end of period..................................................         $1,223           $13           $5
                                                                          -----------  -----------  -----------
Supplemental disclosure of cash flow information
Cash paid during the year for:
  Interest...........................................................           $270          $645         $933
  Income taxes.......................................................         $1,480         3,997       $2,448
Non-cash investing and financing activities
   Promissory notes issued and settlement of notes receivable in
   connection with the repurchase of common stock....................           $600           $91       $1,872
   Tax benefit from the exercise of non-qualified stock options and
   reduction of income tax liability.................................         $7,052          $831         $304

   See notes to consolidated financial statements.

BREG, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2003 TO DECEMBER 30, 2003 AND
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


1.   THE COMPANY AND SUMMARY OF ACCOUNTING POLICIES


     The Company--Breg, Inc. (the "Company") was organized on March 15, 1989 in the state of California. The Company develops, manufactures and distributes medical products primarily used in orthopedic rehabilitation in the healthcare industry.


     During December 2002, the Company commenced the process of relocating manufacturing lines from Vista, California to Mexicali, Mexico. Prior to December 2002, the Company formed a majority-owned subsidiary, Breg Mexico, Inc. (the "Subsidiary"), which operates under the Maquiladora program in Mexico under which it provides labor services to the Company.


     On December 30, 2003, all the common stock of the Company was acquired. These financial statements are presented for the period from January 1, 2003 to December 30, 2003, just prior to the transaction and before adjustments to reflect the acquisition. See Note 14 for further information regarding the acquisition.


     Principles of Consolidation--The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary. Intercompany accounts and transactions have been eliminated in consolidation.


     Use of Estimates and Financial Statement Presentation --The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements, and the amounts of revenues and expenses reported during the period. Actual results could differ from those estimates.


     Cash and Cash Equivalents--The Company considers all highly liquid investments with an original maturity of three months or less at the date purchase to be cash equivalents.


     Inventories--Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.


     Depreciation and Amortization--Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives. Machinery and equipment and furniture and fixtures have estimated useful lives of three to seven years. Leasehold improvements are amortized over the life of the lease or the life of the asset, whichever is shorter.


     Amortization of Intangible Assets--The cost of intangible assets, comprised primarily of patents and trademarks, is amortized on a straight-line basis over estimated useful lives, which are seventeen and five years, respectively.


     Revenue Recognition--The Company generates revenue from product sales. Revenue is recognized when the product is shipped to customers and title and risk of loss is transferred to the customer and is recognized net of an allowance for sales returns. The allowance for sales returns is an estimate based on historical sales returns.

     Warranty Reserves--The Company provides limited warranties on certain of its products for periods of up to one year. The Company recognizes warranty reserves when products are shipped based upon an estimate of total warranty costs, and such reserves are included in accrued expenses. The estimate of such costs is based upon historical and anticipated requirements. Warranty expense is included in cost of sales in the financial statements.


     Accrued warranty for the periods ended:

     (In thousands)                                                    December 30,        December 31,
                                                                           2003                2002
                                                                     -----------------  ------------------
     Balance at beginning of period                                           $33               $24

     Charged to costs and expenses                                             34                12

     Deductions for costs incurred                                            (16)               (3)

     Balance at end of period                                        -----------------  ------------------
                                                                              $51               $33
                                                                     -----------------  ------------------


     Impairment of Long-Lived Assets and Intangibles with Definite Lives--The Company assesses potential impairments to its long-lived assets and intangibles with definite lives when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely and the carrying amount of the asset exceeds the estimated future undiscounted cash flows. When the carrying amount of the asset exceeds the estimated future undiscounted cash flows, an impairment loss is recognized to reduce the asset's carrying amount to its estimated fair value based on the present value of the estimated future cash flows. Impairment expense of $16,517 was recognized in cost of sales in the financial statements for 2003.

     Foreign Currency Translation--The Company accounts for translation of foreign currency in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation. The Subsidiary's operations are a direct and integral component of the Company's operations and therefore the U.S. dollar is used as the functional currency. Nonmonetary assets and liabilities of the Subsidiary are remeasured at historical exchange rates while monetary assets and liabilities are remeasured at current exchange rates. Exchange gains and losses from remeasurement of monetary assets and liabilities that are not denominated in the U.S. dollar are immaterial.

     Stock Based Compensation--As permitted by SFAS No. 123, Accounting for Stock-Based Compensation, the Company accounts for the costs associated with stock option grants to employees in accordance with Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and, accordingly, discloses the pro forma effect on net income using the fair value based method. Compensation expense for options granted to non-employees has been determined and is recognized in accordance with SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

     In December 2002, SFAS No. 148, Accounting for Stock Based Compensation Transition and Disclosure an amendment of FASB Statement No. 123 was issued. This statement amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effects of the method used on reporting results (see below).

     Pro forma information regarding the Company's net income for the period from January 1, 2003 to December 30, 2003 and the years ended December 30, 2002 and 2001 is required by SFAS No. 123, Accounting For Stock-Based Compensation and has been determined as if the Company had accounted for its employee stock option plans under the fair value method, utilizing the minimum value methodology (no consideration of volatility of the underlying stock) allowed by SFAS No. 123. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Under APB No. 25, there was no compensation expense recorded.

     For the periods ended:

     (In thousands)                                         December 30,        December 31,        December 31,
                                                                2003                2002                2001
                                                          -----------------  ------------------  ------------------
     Net income

        As reported                                             $6,070            $6,709              $4,572

        Total stock compensation expense                          (254)              (85)                (80)

           under the fair value method

     Pro Forma                                            -----------------  ------------------  ------------------
                                                                $5,816            $6,624              $4,492
                                                          -----------------  ------------------  ------------------


     The fair value of the options under each plan is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2003, 2002 and 2001, respectively: volatility of 0%; dividend yield of 0%; risk-free interest rates of 3.20%, 3.82% and 4.92%; expected lives of 7.0 years. The fair value of options granted during 2003, 2002, and 2001 was $8.84, $8.42 and $5.77, respectively.

     Compensation expense for options granted to non-employees has been determined in accordance with SFAS No. 123 and EITF 96-18 using the Black-Scholes option pricing model. Compensation expense related to non-employee stock options awards is included in sales and marketing expense and totaled $0, $78,934 and $303,963 for the period from January 1, 2003 to December 30, 2003 and for the years ended December 30, 2002 and 2001, respectively.


     Income Taxes--The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using the enacted tax rates in effect for the year in which the differences are expected to reverse.

     Interest Rate Protection Agreement--The Company uses an interest rate collar to hedge a portion of its borrowings against changes in interest rates. The interest differential to be paid or received is accrued as interest expense and the fair value of the interest rate collar is reflected in the accompanying balance sheet. The Company's counterparty is a major financial institution. See Note 7.

     Research and Development Costs--The Company expenses research and development costs as incurred.

     Concentration of Credit Risk--The Company performs on-going credit evaluations of its customers and generally does not require collateral. When the Company becomes aware of a customer's inability to meet its obligations, such as in the case of a bankruptcy filing or deterioration in the customer's financial condition, the Company records a specific reserve to reduce the related receivable to the amount the Company reasonably believes is collectible. The Company also records reserves for bad debt for all other customers based on a variety of factors including the length of time the receivables are past due, the financial condition of the customer, macroeconomic conditions and historical experience. The Company maintains reserves for potential credit losses and such losses have been within management's expectations. The Company invests its excess cash in deposits with major banks. The Company has not experienced any losses on its deposits.

     Reclassifications--Certain amounts from 2002 and 2001 have been reclassified to conform to the 2003 presentation.

     Acquisition and Issuance of Treasury Stock--It is the Company's practice, where appropriate, to buy its own shares to enhance shareholder value. Treasury stock is held at cost until it is retired or reissued. Purchased shares are available for general corporate purposes.

     Fair Value of Financial Instruments-- The carrying amounts reflected in the consolidated balance sheet for cash and cash equivalents, accounts receivables, notes receivable, accounts payable and debt approximate fair value due to the short term maturities of these instruments.

     Advertising Costs--The Company expenses all advertising costs as incurred.

     Recent Accounting Pronouncements--In November 2002, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires certain disclosures about each of the entity's guarantees. The disclosure provisions of FIN 45 are effective for annual and interim periods that end after December 15, 2002. The adoption of FIN 45 did not have a material effect on the Company's results of operations or financial position.

     In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure. SFAS No. 148 provides alternative methods of transition for those entities that elect to voluntarily adopt the fair value accounting provisions of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 148 also requires more prominent disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation as well as pro forma disclosure of the effect in interim financial statements. The transition and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure requirements are effective for the first interim period ending after December 15, 2002. The Company has not elected to adopt the fair value accounting provisions of SFAS No. 123 and therefore the adoption of SFAS No. 148 did not have a material effect on the Company's results of operations or financial position.

     In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, which was subsequently revised prior to implementation in December 2003. The revised Interpretation, known as "FIN 46-R", requires the consolidation of certain variable interest entities by the primary beneficiary of the entity if the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or if the equity investors lack the characteristics of a controlling financial interest. Based upon the Company's review, no variable interest entities exist, therefore this new standard does not have a material impact on the Company's financial position or results of operations.

2.   INVENTORIES

     Inventories consist of the following as of:

     (In thousands)                                                    December 30,        December 31,
                                                                           2003                2002
                                                                     -----------------  ------------------
     Raw materials                                                         $2,418            $1,896

     Work in process                                                          763               792

     Finished goods                                                         1,946             1,601
                                                                     =================  ==================
                                                                            5,127             4,289

     Less inventory obsolescence reserve                                     (488)             (473)
                                                                     -----------------  ------------------
                                                                           $4,639            $3,816
                                                                     -----------------  ------------------

3.   PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets consist of the following as of:

     (In thousands)                                                    December 30,        December 31,
                                                                           2003                2002
                                                                     -----------------  ------------------
     Prepaid expenses                                                        $452              $453

     Deposits                                                                 231               126

     Interest receivable                                                       58                53

     Other receivables                                                        161               192

     Other                                                                     24                21

     Total                                                           -----------------  ------------------
                                                                             $926              $845
                                                                     -----------------  ------------------


4.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following as of:

     (In thousands)                                                    December 30,        December 31,
                                                                           2003                2002
                                                                     -----------------  ------------------
     Machinery and equipment                                               $6,229            $6,747

     Furniture and fixtures                                                 3,836             1,777

     Leasehold improvements                                                 1,614             1,235

     Construction in progress                                                  --               391
                                                                     =================  ==================
                                                                           11,679            10,150

     Less accumulated depreciation and amortization                        (7,613)           (5,974)
                                                                     -----------------  ------------------
                                                                           $4,066            $4,176
                                                                     -----------------  ------------------

5.   INTANGIBLE ASSETS

     Intangible assets consist of the following as of:

     (In thousands)                                                      December 30,        December 31,
                                                                             2003                2002
                                                                     -----------------  ------------------

     Patents                                                                 $442              $420

     Trademarks                                                                57                47
                                                                     =================  ==================
                                                                              499               467

     Less accumulated amortization                                           (128)             (129)
                                                                     -----------------  ------------------
                                                                             $371              $338
                                                                     -----------------  ------------------

     Amortization expense for the period from January 1, 2003 to December 30, 2003 and for the years ended December 31, 2002 and 2001 was $29,303, $22,795 and $20,714, respectively.

     Estimated annual amortization expense is as follows for the years ended December 31:

     (In thousands)
     2004                                                                $26
     2005                                                                $25
     2006                                                                $24
     2007                                                                $22
     2008                                                                $20

6.   ACCRUED EXPENSES

     Accrued expenses consist of the following as of:

     (In thousands)                                                    December 30,        December 31,
                                                                           2003                2002
                                                                     -----------------  ------------------
     Accrued expenses                                                        $153              $208

     Accrued interest                                                          31               275

     Accrued warranty expense                                                  51                33

     Commissions payable                                                    1,665             1,528

     Sales tax payable                                                        139                89

     Insurance payable                                                        287               156

     Total                                                           -----------------  ------------------
                                                                           $2,326            $2,289
                                                                     -----------------  ------------------


7.   FINANCING

     Line of Credit--The Company has a line of credit with a bank which allows the Company to borrow up to $11,500,000 and bears interest at the bank's reference rate 4.0% , 3.31% and 4.13% at December 30, 2003, December 31, 2002 and 2001, respectively with interest payable monthly and the principal balance due December 31, 2005. The agreement also contains a provision for periodic borrowings at rates which are based on LIBOR plus 1.35% at December 30, 2003 and 2% at December 31, 2002 and 2001, respectively. The line of credit is collateralized by substantially all of the Company's assets and is guaranteed by certain shareholders. As of December 30, 2003 and December 31, 2002, $8,800,457 and $6,900,000, respectively, were outstanding under the line of credit. The loan agreement with the bank contains various covenants, including profitability and debt to tangible net worth requirements. Interest expense on the line of credit for the period from January 1, 2003 to December 30, 2003 and for the years ended December 31, 2002 and 2001 was $238,314, $343,485 and $588,528,
     respectively. In conjunction with the acquisition described in Note 14, the lending institution for this line of credit waived all debt covenant compliance and reporting requirements as the liability was settled on December 30, 2003.

     Interest Rate Collar--During the year ended December 31, 2001, the Company entered into an interest rate collar on $9 million notional principal to mitigate the interest rate risk exposure on the Company's line of credit. The contract limits the float on the remainder of the line of credit balance between a floor of 4.5% and a cap of 7%. This agreement expires December 31, 2003. The agreement was accounted for as a fair market value hedge, in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. The interest differential for the period from January 1, 2003 to December 30, 2003 and for the years ended December 31, 2002 and 2001 was approximately ($5,853), $259,000 and $240,000, respectively. The capitalized fair value of the liability has been reflected in the line of credit obligation and the change in fair value has been recorded to interest expense in the financial statements.

8.   COMMITMENTS AND CONTINGENCIES

     The Company leases its facility and certain equipment under non-cancelable operating leases that expire on various dates through December 31, 2007. For financial reporting purposes, rent expense is recorded on the straight-line basis over the terms of the leases. Accordingly, deferred rent in the accompanying balance sheets represents the difference between rent expense accrued and amounts paid under the lease agreements. Rent expense for 2003, 2002 and 2001 was $944,405, $860,944 and $889,284,
     respectively.

     Annual future minimum lease payments under noncancelable operating leases are as follows for the years ended December 31:

     (In thousands)

     2004                                                    $1,022

     2005                                                     1,022

     2006                                                       186

     2007                                                        94

                                                       ------------------
     Total                                                   $2,324
                                                       ------------------

     In January 2003, the Company entered into a Joint Development and Technology Rights agreement with an entity for purposes of creating new commodities for commercialization. Under the terms of the arrangement, the entity will provide product specifications to the Company, who will then develop, manufacture, and market the goods for customer use. The Company in turn is liable to the entity for monthly payments of $15,000 through June 30, 2004.

     Litigation--The Company is subject to various lawsuits and claims with respect to matters arising in the normal course of business. Due to the uncertainty of the ultimate outcome of these matters, the impact on future financial results is not subject to reasonable estimates. However, management believes that the final resolution of these matters, individually and in the aggregate, will not have a material adverse impact upon the Company's financial position, results of operations or cash flows.

9.   INCOME TAXES

     The provision for income taxes is as follows for the periods ended:

     (In thousands)                                         December 30,        December 31,        December 31,
                                                                2003                2002                2001
                                                          -----------------  ------------------  ------------------
     Current:

          Federal                                               $4,145             $3,664              $2,528

          State                                                  1,555                968                 568
                                                          =================  ==================  ==================
                                                                 5,700              4,632               3,096
                                                          =================  ==================  ==================
     Deferred:

          Federal                                                  123               (207)               (235)

           State                                                  (325)               (37)                (42)
                                                          =================  ==================  ==================
                                                                  (202)              (244)               (277)
     Total income tax expense                             -----------------  ------------------  ------------------
                                                                $5,498             $4,388              $2,819
                                                          -----------------  ------------------  ------------------

     The components of deferred tax balances are as follows as of:


     (In thousands)                                                    December 30,        December 31,
                                                                           2003                2002
                                                                     -----------------  ------------------
     Deferred tax assets:

        Inventory allowance                                                  $209              $203

        Allowance for doubtful accounts                                       182               176

        Accrued liabilities                                                   193               259

        Depreciation                                                          321               188

        Other                                                                 326               204
                                                                       -----------------  ------------------
     Total deferred tax assets                                             $1,231            $1,030
                                                                       -----------------  ------------------


     The income tax expense differs from the federal statutory rate because of the effect of the following items for the periods ended:

                                                            December 30,        December 31,        December 31,
                                                                2003                2002                2001
                                                          -----------------  ------------------  ------------------

     U.S. statutory income tax rate                             34.0%              34.0%                 34.0%

      State taxes, less effect for federal benefit               7.0%               5.5%                  4.7%

     Transaction costs                                           6.3%                --                    --

     Other                                                       0.2%               0.1%                 (0.5%)
                                                          -----------------  ------------------  ------------------
     Total effective tax rate                                   47.5%              39.6%                 38.2%
                                                          -----------------  ------------------  ------------------



10.  EMPLOYEE BENEFIT PLANS

     Profit Sharing Plan--The Company has a 401(k) profit sharing plan covering substantially all employees meeting certain requirements. The Company matches 100% of the employee's contributions up to $750 and can make additional discretionary contributions. The Company's total contributions for the period from January 1, 2003 to December 30, 2003 and for the years ended December 31, 2002 and 2001 were $94,563, $96,435 and $77,496, respectively.

11.  SHARE OPTION PLANS

     Executive Stock Option Plan

     In February 1996, the Company adopted the Executive Stock Option Plan (the "Executive Plan"), under which 400,000 shares of common stock are reserved for issuance upon exercise of options granted by the Company. The Executive Plan provides for the grant of non-qualified stock options to management and employees which are issued at the discretion of the Board of Directors to provide an incentive to key employees. The option price shall not be less than 100% of the fair market value of the stock on the date of the grant. Options granted under the Executive Plan generally vest in equal installments over a five-year period with 20% vesting on each anniversary and are exercisable for a period of ten years. In the event of a change in control, all options granted are subject to accelerated vesting provisions. In accordance with the original terms of the Executive Plan, all options became immediately one hundred percent vested as a result of the total stock of the Company being acquired. See Note 14 for further discussion of the acquisition. Consequently, all options outstanding under the Executive Plan were exercised and the Executive Plan was terminated.

     Sales Organization Stock Option Plan

     In April 1996, the Company adopted the Sales Organization Stock Option Plan (the "Sales Organization Plan"), under which 260,000 shares of common stock are reserved for issuance upon exercise of options granted by the Company. The Sales Organization Plan provides for the grant of non-qualified stock options to key sales organizations and are issued at the discretion of the Board of Directors. The option price shall not be less than 100% of the fair market value of the stock on the date of grant. Options granted under the Sales Organization Plan generally vest in equal installments over a three-year period with 33-1/3% vesting on each anniversary and are exercisable for a period of five years. In the event of a change in control, all options granted are subject to accelerated vesting provisions. In accordance with the original terms of the Sales Organization Plan, all options became immediately one hundred percent vested as a result of the total stock of the Company being acquired. See Note 14 for further discussion of the acquisition. Consequently, all options outstanding under the Sales Organization Plan were exercised and the Sales Organization Plan was terminated. A summary of the Company's stock option activity and related information is as follows for the periods ended:

                                                December 30, 2003          December 31, 2002         December 31, 2001
                                             -----------------------  ------------------------  -----------------------
                                                           Weighted                   Weighted                  Weighted
                                                           Average                    Average                   Average
                                                           Exercise                   Exercise                  Exercise
       Fixed Options & Warrants                 Shares       Price         Shares       Price        Shares       Price
                                             ------------- ---------  ------------ -----------  ------------ ----------

       Outstanding at beginning of year           405,404     $7.68        445,936      $5.40        503,856      $4.74

       Granted                                     13,500     44.70         22,100      36.18         12,200      20.00

       Forfeited                                   (4,322)    45.79             --         --         (7,640)      8.30

       Exercised                                 (414,582)     8.29        (62,632)      2.50        (62,480)      2.52
                                             ------------- ---------  ------------ -----------  ------------ ----------
       Outstanding, end of period                      --        --        405,404      $7.68        445,936      $5.40
                                             ------------- ---------  ------------ -----------  ------------ ----------

       Exercisable, end of period                      --        --        276,504      $4.58        437,784      $3.40
                                             ------------- ---------  ------------ -----------  ------------ ----------


12.  NOTES PAYABLE TO SHAREHOLDERS

     During 2003 the Board of Directors authorized the Company to purchase 138,368 shares of common stock from officers, employees and affiliates at prices ranging from $42.12 to $46.41.

     All common stock repurchased had no par value. The consideration for such shares consisted of cash payments totaling $5,527,284, a 6% subordinated note totaling $556,920 of which half is due July 1, 2004 and half is due July 1, 2005, a 7% subordinated note totaling $21,264 of which half is due April 1, 2004 and half is due April 1, 2005 and a 7% subordinated note totaling $21,336 of which half is due April 1, 2004 and half is due April 1, 2005. Outstanding notes payable, including interest, to related parties for these transactions as of December 30, 2003 was $608,518.

     In May 2002, the Board of Directors authorized the Company to repurchase 5,304 shares of common stock from an affiliate and 10,000 shares of common stock from an officer. In November 2002, the Board of Directors also authorized the Company to repurchase shares of common stock from two officers and an employee of the Company. During 2002, the Company purchased a total of 51,536 shares of its outstanding common stock from officers, employees and affiliates at prices ranging from $32.00 to $42.12

     All common stock repurchased had no par value. The consideration for such shares consisted of cash payments totaling $1,850,700, a 7% subordinated note totaling $74,828 of which half is due June 1, 2003 and half is due June 1, 2004 and a 7% subordinated note totaling $16,224 of which half is due July 1, 2003 and half is due July 1, 2004. Outstanding notes payable, including interest, to related parties for these transactions as of December 30, 2003 and December 31, 2002 were $46,314 and $92,646, respectively.

     In November 2001, the Board of Directors authorized the Company to repurchase 68,468 shares of common stock from an officer of the Company in addition to the 940,000 shares authorized by the Board of Directors in March 2000. During 2001, the Company purchased a total of 85,440 shares of its outstanding common stock, consisting of 4,628 shares, no par value, purchased at $19.60 per share in April 2001, 12,344 shares, no par value, purchased at $19.60 per share in August 2001, and 68,468 shares, no par value, purchased at $30.75 per share from an officer of the Company in December 2001. The consideration for such shares consisted of cash payments totaling $566,265, notes payable of $90,720, a $842,156 subordinated note with no stated interest due April 1, 2002, $96,788 in 9% notes of which half is due August 15, 2002 and half is due August 15, 2003 and two 7% subordinated notes of $421,078 each, of which half is due January 1, 2003 and half is due January 1, 2004. One of the subordinated notes of $842,156 was paid off on April 1, 2002. Outstanding notes payable, including interest, to related parties for these transactions as of December 30, 2003 and December 31, 2002 were $428,365 and $906,377, respectively

13.  NOTES RECEIVABLE FROM RELATED PARTIES

     On November 5, 2003, the Company advanced to a certain officer who is also a shareholder the sum of $500,000 under a 1.49% promissory note due February 11, 2004. The outstanding note receivable, including interest, as of December 30, 2003 was $501,021.

     On November 20, 2003, the Company's Board of Directors resolved to amend the stock option plans to allow holders of Company stock options, including executive officers, directors, affiliates and employees to use full recourse promissory notes in the total amount of $5,824,886 to exercise stock options in connection with the acquisition of the Company on December 30, 2003. On December 29, 2003 thirty-five notes were issued with interest at 1.68% and due December 29, 2004. The outstanding notes receivable, including interest, as of December 30, 2003 total $5,824,886.

     On December 29, 2003, the Company loaned $1,792,371 to certain executive officers and directors in conjunction with the acquisition of the Company on December 30, 2003. On December 29, 2003 six notes were issued with interest at 1.68% and due on December 29, 2004. Outstanding notes receivable, including interest, to related parties for these transactions as of December 30, 2003 total $1,792,459.

     On February 6, 2001, the Company's Board of Directors resolved to loan the sum of $450,000 to each of its seven executive officers who are also shareholders, a total of $3,150,000, for the purpose of purchasing common stock of the Company directly from one of its directors. In April 2001, the Company advanced $270,000 to each of the seven officers under a 5.0% promissory note due April 1, 2006. In January 2002, the Company advanced the remaining $180,000 to each of the seven officers in accordance with the terms of the original promissory notes except for a change in the interest rate to 3.9%. The loans are secured by the shares purchased with the loan proceeds. In March 2001, the Company advanced to an officer, who is also a shareholder, $500,000, which was paid off in April 2001. In September 2001, the Company also advanced $34,531 to a shareholder based on a promissory note due September 6, 2003. Outstanding notes receivable, including interest, to related parties for these transactions as of December 30, 2003 and December 31, 2002 were $3,170,184 and $3,184,696, respectively.

     In 2000, the Company advanced to certain officers $105,000 under a 6.0% promissory note due March 1, 2003, $32,000 under an 8.78% promissory note due July 1, 2001, which was paid off in 2001, and $25,000 under a 6.01% promissory note due March 1, 2003. The notes for $105,000 and $25,000 were amended January 2002 to reflect an interest rate of 2.45% and a maturity date of January 1, 2005. Outstanding notes receivable, including interest, to related parties for these transactions as of December 30, 2003 and December 31, 2002 were $130,000 and $130,000, respectively.

     In 1998, the Company advanced to another officer, who is also a shareholder, $50,000 for which the officer signed an 8.5% promissory note due on January 6, 2002. The promissory note was amended in February 2003 to extend the due date to February 3, 2006 and to reduce interest rate to 4.25% from February 3, 2003 through the remainder of the term of the note. As of December 30, 2003 and December 31, 2002, $73,503 and $71,192,
     respectively, were outstanding on the note, including interest.

     In 1997, the Company advanced to an officer, who is also a shareholder, $50,000. In November 1997, the officer signed an 8.5% promissory note for the amount previously advanced to him. The note was due on November 24, 2001. The outstanding promissory note was amended in February 2003 to extend the due date to February 3, 2006 and to reduce the interest rate to 4.25% from February 3, 2003 through the remainder of the term of the note. As of December 30, 2003 and December 31, 2002, $74,004 and $71,692,
     respectively, were outstanding on the note, including interest.

     In 1995, the Company advanced to an officer, who is also a shareholder, $24,000. A promissory note with an initial interest rate of 8.5%, that varies with the Company's line of credit rate, was signed and does not have a specified due date. As of December 30, 2003 and December 31, 2002, $10,192 and $14,292, respectively, were outstanding on the note, including interest.

14.  ACQUISITION OF THE COMPANY


     At the close of business on December 30, 2003, a subsidiary of Orthofix International N.V. ("Orthofix") completed the acquisition of the Company. The acquisition was completed pursuant to an acquisition agreement among Orthofix, Trevor Acquisition, Inc., an acquisition subsidiary of Orthofix ("Trevor"), the Company and a representative of the shareholders of the Company. In the acquisition, Trevor merged with and into the Company, with the Company being the surviving corporation of the merger and becoming an indirect wholly owned subsidiary of Orthofix. The purchase price for the acquisition was approximately $159 million after closing adjustments and after valuing the Orthofix common stock issued in the transaction at current trading price at the time of closing.


     In accordance with this acquisition, the following balances per the Company's December 30, 2003 balance sheet were settled at closing:

     (In thousands)
     Notes receivable from related parties                  $11,519
     Notes payable to shareholders                           $1,066
     Line of credit                                          $8,800



     In conjunction with this acquisition, the Company incurred acquisition costs on behalf of its shareholders of approximately $2.1 million, recorded as general and administrative expense for the period from January 1, 2003 to December 30, 2003.